UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

On July 23, 2012, InterMune, Inc. (“InterMune”) issued a press release announcing its financial results for the three-month and six-month periods ended June 30, 2012. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in this Item 2.02 and in the press release attached as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release attached as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission (SEC) made by InterMune, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On July 23, 2012, InterMune announced that the Umbrella Association of German Sick Funds (“GKV-SV”), a member of the Federal Joint Committee (“G-BA”), the German body responsible for defining the benefit catalogue of the German statutory health insurance funds, has agreed with InterMune on pricing and reimbursement terms for Esbriet® (pirfenidone) under the German Act on the Reform of the Market for Medicinal Products (“AMNOG”). Under these terms, the prescription of pirfenidone for the treatment of mild-to-moderate idiopathic pulmonary fibrosis is recognized as a special practice condition, or Praxisbesonderheit. Such recognition exempts Esbriet from the prescription budgets granted to all office-based doctors and outpatient clinics reimbursed by the sick funds. The GKV-SV noted that Esbriet is the first drug it has approved for this indication, and that off-label use of other drugs for such indication is now generally not allowed. This is the first negotiated outcome of a reimbursement determination for a drug for rare diseases under the AMNOG.

Based on negotiations with the GKV-SV and G-BA, InterMune shall grant a discount of approximately 10 percent of the current price for Esbriet in addition to the mandatory discount of 16 percent. The net ex-factory price for an annual course of Esbriet will be 26,999 €, or approximately $33,000 per patient per year. These terms shall be effective for two years from September 15, 2012, subject to the rules of the AMNOG, which provide that terms for an orphan drug must be re-evaluated following Esbriet costs to the German health system of 50 million Euros in any 12-month period.

This current report contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect InterMune’s judgment and involve risks and uncertainties as of the date of this release, including without limitation the statements related to pricing and reimbursement for Esbriet for patients in Germany. All forward-looking statements and other information included in this current report are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s most recent quarterly report on Form 10-Q filed with the SEC on May 10, 2012 (the “Form 10-Q”), and other periodic reports filed with the SEC, including but not limited to the following: (i) risks related to unexpected regulatory actions or delays or government regulation generally; (ii) risks related to government, industry and general public pricing pressures; and (iii) risks related to our ability to successfully launch and commercialize Esbriet in the EU, including successfully establishing a commercial operation in the EU and receiving favorable governmental pricing and reimbursement approvals in each EU country. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-Q and InterMune’s other periodic reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 23, 2012 of InterMune, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2012	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 23, 2012 of InterMune, Inc.